Exhibit 8.2

FORM OF OPINION OF CADWALADER, WICKERSHAM & TAFT LLP

            , 2011

The Procter & Gamble Company

Two Procter & Gamble Plaza

Cincinnati, OH 45202

Ladies and Gentlemen:

We have acted as special tax counsel in connection with (i) the proposed transfer of certain assets by The Procter & Gamble Company, an Ohio corporation (“P&G”), and certain of its Subsidiaries to The Wimble Company, a Delaware corporation (“Wimbledon”), in the Wimbledon Transfer in exchange for Wimbledon Common Stock and the assumption of certain liabilities, pursuant to the Separation Agreement, dated as of April 5, 2011 (“Separation Agreement”), among P&G, Wimbledon and Diamond Foods, Inc., a Delaware corporation (“Diamond”); (ii) P&G’s distribution of all of the Wimbledon Common Stock pursuant to the Exchange Offer and, if the Exchange Offer is completed but is not fully subscribed, the Clean-Up Spin-Off (with the Exchange Offer, together, the “Distribution”), pursuant to the Transaction Agreement, dated as of April 5, 2011 (“Transaction Agreement”), among P&G, Wimbledon, Diamond and Wimbledon Acquisition LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Diamond (“Merger Sub”); and (iii) the merger of Wimbledon with and into Merger Sub, with Merger Sub as the surviving entity (the “Merger”), pursuant to the Transaction Agreement (all capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Separation Agreement or the Transaction Agreement).

In connection with the opinion expressed below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness of the facts, information, representations, covenants and agreements contained in originals or copies, certified or otherwise identified to our satisfaction, of (i) the representation letters of (a) P&G with respect to the Wimbledon Transfer, the Distribution, the Merger and certain related transactions, and (b) Diamond with respect to the Merger, in each case, addressed to us and dated as of the date hereof (the letters described in this clause (i), collectively, the “Representation Letters”); (ii) the (a) Transaction Agreement, (b) Separation Agreement, (c) Tax Matters Agreement, in the form attached as Exhibit A to the Separation Agreement, among P&G, Wimbledon, Diamond and Merger Sub (“Form of Tax Matters Agreement”), (d) Transition Services Agreement, in the form attached as Exhibit B to the Separation Agreement, between P&G and Wimbledon, (e) Facilities Agreement, in the form attached as Exhibit C to the Separation Agreement, between P&G and Diamond, (f) Split Agreement, dated as of April 5, 2011, between P&G and Diamond, (g) Olestra Supply Agreement, in a form consistent with Section 4.16 of the Transaction Agreement, between P&G and Diamond, (h) Project Wimbledon Commitment Letter ($1,050,000,000 Senior Term Loan Facilities), dated as of May 9, 2011, and delivered to Wimbledon from Bank of America, N.A. (“BofA”), Merrill Lynch, Pierce, Fenner & Smith

Incorporated (“MLPFS”) and the other parties listed therein (“Wimbledon Commitment Letter”), (i) Bank Letter, in the form attached to the letter, dated as of May 9, 2011, and delivered to Wimbledon from MLPFS pursuant to the Wimbledon Commitment Letter, (j) Project Wimbledon Commitment Letter ($700,000,000 Senior Credit Facilities; $300,000,000 Senior Bridge Facility), dated as of May 9, 2011, and delivered to Diamond from BofA, MLPFS and the other parties listed therein, (k) Minimum Condition, attached as Exhibit E to the Transaction Agreement, (l) Letter Agreement, dated as of             , 2011, among P&G, Wimbledon and Diamond relating to the allocation of certain capital spending costs to be incurred in connection with the Distribution and the Merger, and (m) Letter Agreement, dated as of             , 2011, among P&G, Wimbledon and Diamond relating to the allocation of certain employee compensation costs to be incurred in connection with the Distribution and the Merger, in each case, including any exhibits, attachments and amendments thereto (the documents described in (a)-(m) of this clause (ii), collectively, the “Agreements”); (iii) the Registration Statement of Wimbledon on Forms S-4 and S-1 and the Registration Statement of Diamond on Form S-4 (collectively, the “Registration Statement”), and as filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”), including any exhibits and amendments to the Registration Statement; (iv) the Proxy Statement of Diamond on Schedule 14A, and as filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, including any exhibits and amendments to the Proxy Statement; and (v) such other corporate records, agreements, documents and instruments as we have deemed necessary or appropriate to enable us to render the opinion set forth below, and we have assumed that all such facts, information, representations, covenants and agreements were initially and are currently true, correct and complete and will continue to be true, correct and complete through the Closing Date. In addition, we have relied upon the accuracy and completeness of certain statements, representations, covenants and agreements made by P&G, Wimbledon, Diamond, and Merger Sub, including factual statements and representations set forth in the Representation Letters or the Form of Tax Matters Agreement. For purposes of rendering our opinion, we have assumed that all such statements, representations, covenants and agreements were initially and are currently true, correct and complete and will continue to be true, correct and complete through the Closing Date, without regard to any qualification as to knowledge or belief. Our opinion assumes and is expressly conditioned on, among other things, the accuracy and completeness of the facts, information, representations, covenants and agreements set forth in the documents referred to above and the statements, representations, covenants and agreements made by P&G, Wimbledon, Diamond and Merger Sub, including those set forth in the Representation Letters or the Form of Tax Matters Agreement, all of which we assume were initially and are currently true, correct and complete and will continue to be true, correct and complete through the Closing Date. We have also made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of all such latter documents. For purposes of this opinion, we have assumed, with your permission, that the transactions contemplated by the Agreements and the Registration Statement will be consummated in accordance therewith and as described therein (and that no transaction or condition described therein and affecting this opinion will be waived or modified in any respect).

Our opinion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, rulings and decisions thereunder, and such other authorities as we have considered relevant, each as in effect on the date hereof, and may be affected by amendments to the Code or the Treasury regulations thereunder or by subsequent judicial or administrative interpretation thereof, any of which may have retroactive effect. There can be no assurance that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court. We express no opinions other than as to the federal income tax law of the United States of America. This opinion does not address the various state, local or foreign tax consequences that may result from the transactions contemplated by the Agreements and the Registration Statement.

Based on and subject to the foregoing and the assumptions and limitations set forth herein, it is our opinion that (i) the Wimbledon Transfer, taken together with the Distribution, should qualify as a reorganization pursuant to Section 368(a)(1)(D) of the Code; (ii) the Distribution, as such, should qualify as a distribution of Wimbledon stock to P&G stockholders pursuant to Section 355 of the Code; (iii) the Merger should not cause Section 355(e) of the Code to apply to the Distribution; and (iv) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also consent to the references to our firm in the Registration Statement under the headings “Material U.S. Federal Income Tax Consequences of the Distribution, the Merger and Related Transactions” and “Legal Matters”. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the SEC.

This opinion is limited to the matters expressly stated herein and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission. This opinion is rendered only as of the date hereof and we expressly disclaim any obligation to update or modify this opinion as a consequence of any future changes in applicable laws or Treasury regulations or the facts bearing upon this opinion or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue, any of which could affect our conclusions.

Very truly yours,

CADWALADER, WICKERSHAM & TAFT LLP